Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Breakwater Resources Ltd.'s First Quarter 2007 Financial And Operating
    Results Conference Call

    TORONTO, April 27 /CNW/ - Breakwater Resources Ltd. announced today that it will webcast, on a live, listen-only basis, its conference call covering its financial and operating results for the three month period ended March 31,
2007, on Monday, May 7, 2007 commencing at 10:00 a.m. (EDT). The call will be hosted by George Pirie, President and Chief Executive Officer. You are
cordially invited to listen to the audio webcast through
http://www.newswire.ca/en/webcast/viewEvent.cgi?eventID(equal sign)1841620. After the broadcast, an archive of the webcast will be available on
http://www.newswire.ca/en/webcast/index.cgi?tab(equal sign)archive. Interested persons who are unable to connect to the webcast can listen to the conference call by dialing 416-644-3423 or 1-800-731-6941 (North America only).
    The Company's news release covering its financial and operating results for the period ended March 31, 2007 will be released after the market closes on Friday, May 4, 2007 and will be available on the Company's website at
www.breakwater.ca.
    The scheduled speakers on the conference call will be George Pirie,
President and Chief Executive Officer; Dave Langille, Vice-President, Finance
and Chief Financial Officer; and Steve Hayes, Vice-President, Commercial.
    The archived recording of the conference call will be available in North
America until 11:59 p.m. (EST) on May 11, 2007 and can be listened to by dialing 416-640-1917 or 1-877-289-8525 and entering the replay access code
21228709 followed by the number sign.

    %CIK: 0000782875

    /For further information: Ann Wilkinson, Vice President, Investor
Relations, (416) 363-4798 Ext. 277, AWilkinson(at)breakwater.ca/
    (BWR.)

CO:  Breakwater Resources Ltd.

CNW 10:43e 27-APR-07